UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2022

UserTesting, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-41049	26-0339214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

144 Townsend Street
San Francisco, California 94107
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 567-5616

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	USER	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2022, UserTesting, Inc., a Delaware corporation (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, there were present, in person or by proxy, holders of 119,235,958 shares of common stock, or approximately 83.48% of the total outstanding shares entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. The holders present voted on the two proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

The Company’s stockholders approved the election of three Class I directors to the Company’s board of directors, each to serve for a three-year term expiring at the Company’s 2025 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation, disqualification, or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew Braccia	111,131,642	4,265,256	3,839,060
Andy MacMillan	111,142,857	4,254,041	3,839,060
Cynthia Russo	111,142,456	4,254,442	3,839,060

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the year ending December 31, 2022 by the following votes:

Votes For	Votes Against	Abstentions
119,228,440	5,590	1,928

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2022

UserTesting, Inc.

By:	/s/ Jon Pexton
Name:	Jon Pexton
Title:	Chief Financial Officer

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